Registration No. 333-_________

      As filed with the Securities and Exchange Commission on June 12, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               IMMUNOMEDICS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                            61-1009366
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                300 American Road
                         Morris Plains, New Jersey 07950
                                 (973) 605-8200
                    (Address, including zip code, and telephone
                         number, including area code, of
                      registrant's principal executive offices)

                               Cynthia L. Sullivan
                      President and Chief Executive Officer
                               Immunomedics, Inc.
                                300 American Road
                         Morris Plains, New Jersey 07950
                                 (973) 605-8200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                          Joseph E. Mullaney III, Esq.
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE


                                                         Proposed Maximum       Proposed Maximum
Title of Each Class of       Amount of Shares to be     Offering Price Per          Aggregate              Amount of
Securities to be Registered      Registered (1)              Share (2)          Offering Price (2)      Registration Fee
                                 --------------              ---------          ------------------      ----------------

Common Stock, $.01 par
value per share                      288,900                  $6.950                $2,007,855                $185



(1) Represents shares of common stock available for resale by Beckman Coulter, Inc. under a (i) Purchase and Sale Agreement, dated as of May 21, 2002, by and among the Registrant, Coulter Corporation and Beckman Coulter, Inc., and (ii) Warrant for the Purchase of Shares of Common Stock of the Registrant, dated May 23, 2002.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated on the basis of the average of the high and low reported sale prices of the Registrant's common stock as reported on the NASDAQ National Market on June 7, 2002.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is subject to completion and may be changed. No one may sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission (of which this Prospectus is a part) is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                   Subject to Completion, dated June __, 2002

                                   PROSPECTUS

                               IMMUNOMEDICS, INC.

                         288,900 Shares of Common Stock

The Issuer

Immunomedics, Inc.
300 American Road
Morris Plains, New Jersey 07950
(973) 605-8200

The Selling Stockholder

Beckman Coulter, Inc.
4300 N. Harbor Boulevard
P.O. Box 3100
Fullerton, California 92834-3100
(714) 871-4848

The selling stockholder is offering to sell (i) 138,900 shares of common stock that we issued to it on May 23, 2002 pursuant to our Purchase and Sale Agreement with the selling stockholder and Coulter Corporation, a subsidiary of the selling stockholder, dated as of May 21, 2002, and (ii) up to 150,000 shares that we may issue to it upon exercise of our Warrant, dated May 23, 2002.

Trading Symbol

     NASDAQ National Market - "IMMU"

     The last reported sale price of a share of our common stock on NASDAQ on June 7, 2002 was $7.050.

The Offering

The selling stockholder may sell shares of our common stock from time to time on the NASDAQ National Market at the prevailing market price or in private, negotiated transactions. The shares will be sold at prices determined by the selling stockholder. We will not receive any part of the proceeds from the sale. We are paying the expenses in connection with the registration of the shares with the Securities and Exchange Commission.

A purchase of shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 June ___, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS..........................................................2
RISK FACTORS...................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................11
OUR BUSINESS..................................................................11
USE OF PROCEEDS...............................................................13
SELLING STOCKHOLDER...........................................................13
PLAN OF DISTRIBUTION..........................................................13
LEGAL MATTERS.................................................................15
EXPERTS.......................................................................15
WHERE YOU CAN FIND MORE INFORMATION...........................................15
INCORPORATION OF DOCUMENTS BY REFERENCE.......................................16



                              ABOUT THIS PROSPECTUS

You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See "Incorporation of Documents by Reference" on page 16. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The selling stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                  RISK FACTORS

        Factors That May Affect The Future Results of Immunomedics, Inc.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that are currently deemed immaterial, may also impair our business, financial condition and results of operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially adversely affected. An investment in shares of our common stock is very speculative and involves a high degree of risk.

              Risks Relating to Our Business, Industry and Strategy

We have a history of operating losses and may never become profitable.

We have received only limited revenue from the sale of our first two diagnostic imaging products, and have never received revenue from the commercialization of any therapeutic product. We have incurred significant operating losses since our formation in 1982 and have not earned a profit since that time. These operating losses and our failure to be profitable have been due mainly to the significant amount of money that we have spent on our research and development programs. As of March 31, 2002, we had an accumulated deficit of approximately $115 million. We expect to continue to experience significant operating losses as we attempt to develop and commercialize our product candidates. If we fail in our attempts to develop successful therapeutic products, it is likely that we would never achieve significant revenues or become profitable, either of which would seriously jeopardize our ability to continue as a going concern.

Most of our therapeutic product candidates are at an early stage of development and we may not be able to successfully develop and commercialize them.

Most of our therapeutic product candidates are still at the early stages of pre-clinical and clinical development. Significant further research and development, financial resources and management time will be required to develop commercially viable therapeutic products and obtain the necessary regulatory approvals. We may never be able to successfully develop and commercialize any therapeutic product candidates. If we fail to gain timely approval from the U.S. Food and Drug Administration, or FDA, and other foreign regulatory authorities to commercialize our product candidates, we will be unable to generate the revenues we will need to execute our business plan.

Our ability to market future products will depend upon our first obtaining and then maintaining regulatory approvals, both of which are subject to a number of risks and uncertainties.

In order to obtain the regulatory approvals necessary for the successful commercialization of our product candidates, we will be required to complete extensive clinical trials in humans to demonstrate the safety and efficacy of each product candidate to the satisfaction of the FDA and applicable foreign regulatory authorities. Even once we begin clinical trials for a new diagnostic or therapeutic product, it may take up to ten years or more to receive the required regulatory approval to commercialize that product and begin to market it to the public. In addition, each stage of clinical development is generally more costly than the prior stage, and we may need to expend substantial resources on a product candidate only to determine that it cannot be successfully commercialized. Various Federal and, in some cases, state statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of diagnostic and therapeutic products. The expensive and lengthy process of obtaining these approvals, and the maintenance of compliance with applicable statutes and regulations, will require us to expend substantial financial resources and management time.

A clinical trial may be suspended or terminated by us or the FDA, or otherwise fail, for a number of reasons, including:

o the product candidate may cause unforeseen adverse side effects or demonstrate other characteristics that make it impossible or impracticable for us to continue its development;

o any positive results from pre-clinical studies and initial clinical trials may not be predictive of results that will be obtained in later-stage testing;

o we may be unable to timely recruit a sufficient number of patients for our clinical trials which may result in increased costs and delays;

o we may not be able to manufacture sufficient quantities of the compound necessary to complete the clinical trial, or for later commercialization;

o trial results may indicate that the product candidate is not as safe or effective as other available therapies; and

o the clinical investigators, trial monitors or trial subjects may fail to comply with the trial plan or protocol, resulting in delays and additional expense.

Any failure or substantial delay in successfully completing clinical trials and obtaining regulatory approvals for our product candidates, particularly the ongoing Phase II, Phase III and future trials for epratuzumab, could severely harm our business and results of operation. These approvals may not be granted on a timely basis, if at all, and even if granted may not cover all the clinical indications for which we are seeking approval. The approvals may also contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use. Even after approval can be obtained, we may be required to recall or withdraw a product as a result of newly discovered safety or efficacy concerns, either of which would have a materially adverse effect on our business and results of operations.

If we are unsuccessful in completing our shift in focus from our diagnostic imaging products to our pipeline of therapeutic product candidates, our business will be materially and adversely affected.

As we complete the shift in our focus from diagnostic imaging to our therapeutic product candidates, and as our scientific efforts lead us into the study of diseases outside of our area of principal expertise, we will have to either develop the necessary expertise internally or form strategic collaborations to obtain access to such expertise. If we proceed independently, we will require additional technical resources and personnel that may be difficult and costly to obtain. If we decide to enter into collaboration arrangements, we may find it necessary to relinquish rights to some of our technologies, products or product candidates that we would otherwise choose to pursue independently. If we are unable to either acquire the necessary expertise or enter into collaborations on acceptable terms, our ability to develop additional therapeutic product candidates would be adversely affected.

If we are not able to successfully develop a market for our current and future products, our ability to continue as a going concern would be severely jeopardized despite any scientific accomplishments we may have achieved.

Our diagnostic imaging products are the only products which we are currently permitted to market and sell, and we do not have approval to sell LeukoScan in the United States. To date, we have been able to develop only a limited market for these products, and as a result have received only limited revenues from the sale of these products. We have not yet even begun to develop a market for our therapeutic product candidates. In the event we are unable to achieve broad market acceptance of our current or future products, our business and financial condition would be materially and adversely affected.

We are dependent upon Amgen for the final development and commercialization of Epratuzumab in North America and Australia, and they may not be successful.

We have licensed our most advanced therapeutic compound, epratuzumab, to Amgen in North America and Australia. As a result, Amgen is solely responsible, and we are depending upon them, for completing the clinical development of epratuzumab, obtaining all necessary regulatory approvals, and then commercializing and manufacturing the compound for sale in these markets. If Amgen does not fully perform its responsibilities under our agreement, or if the ongoing clinical trials being conducted by Amgen are not successful or are terminated by Amgen for any other reason, our ability to commercialize this product candidate in the future, as well as other product candidates we have in development which are closely related to epratuzumab, would be severely jeopardized. In such event, it is likely we would never receive any of the milestone payments or royalties that we are eligible to receive under our agreement with Amgen, and our ability to fund the development and testing of our other product candidates would be adversely affected.

We currently receive funds from a limited number of sources, and we will need to find additional sources of funding in order to be successful.

To date, we have funded our research and development programs using cash obtained principally from:

o    the sale of our equity securities;

o    payments from Amgen under our licensing agreement;

o    product sales of CEA-Scan and LeukoScan;

o    fees and grants from corporate, academic and governmental partners; and

o    interest income from our investments.

We may not continue to receive funding from any of these sources, or the amount of such funding may be dramatically reduced. Even if we do continue to receive these funds, we will need to obtain other sources of funding to continue to conduct our research and development programs and execute our business plan.

If we are unable to obtain the additional capital we need on a timely basis, our ability to operate and grow our business will be adversely affected.

We intend to continue expending substantial financial resources on our research and development programs, and we will need additional capital in order to obtain regulatory approvals and commercialize our therapeutic product candidates. If our need for cash depletes our existing resources sooner than we otherwise anticipate, we will be required to either obtain additional capital quickly, or else significantly reduce our operating expenses and capital expenditures, either of which could have a material and adverse effect on us.

Our future capital requirements will depend on numerous factors, including:

o    the progress of our research and development programs;

o    the progress of pre-clinical and clinical testing;

o our need for manufacturing sufficient quantities of our product candidates for clinical testing and commercialization;

o    the time and costs involved in obtaining regulatory approvals;

o the cost of filing, prosecuting, defending and enforcing our patent claims and other intellectual property rights;

o    competing technological and market developments;

o    our   ability   to   establish   collaborative   arrangements   with  large
     pharmaceutical companies and other qualified strategic partners; and

o    the  requirements   and  timing  of  entering  into  technology   licensing
     agreements and other similar arrangements.

While we believe that our existing cash resources will be sufficient to fund our operations for at least the next 18 months, we may need additional cash before then for many reasons, including changes in our research and development plans, other factors affecting our operating expenses, the need for unexpected capital expenditures, and costs associated with any acquisitions of other businesses, assets or technologies that we may choose to undertake.

Our ability to raise future capital on acceptable terms will depend on conditions in the public and private debt and equity markets, our operating performance, as well as the overall performance of other companies in the biopharmaceutical and biotechnology sectors. Additional financing may not be available to us when we need it on terms we find acceptable, if at all.
Furthermore, the terms of any such debt or equity financing may include covenants which limit our future ability to manage the business, contain preferences, privileges and rights superior to those enjoyed by holders of our common stock, and cause substantial dilution to our existing stockholders.

Certain potential for conflicts of interest, both real and perceived, exist which could result in expensive and time-consuming litigation.

Certain of our affiliates, including members of our senior management and Board of Directors and their respective affiliates, have relationships and agreements both with us as well as among themselves that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman and Chief Scientific Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology, or CMMI, IMG Technology, LLC, and IBC Pharmaceuticals, LLC.

For example, Dr. Goldenberg is the founder, President and a member of the Board of Trustees of CMMI, a not-for-profit cancer research center that we use to conduct certain research activities. Dr. Goldenberg's employment agreement with us permits him to devote more of his time working for CMMI than for us, and other key personnel of our company also have responsibilities to both CMMI and us. As a result, the potential for both real and perceived conflicts of interest exists, and disputes could arise over the allocation of research projects and ownership of intellectual property rights. In addition, in the event that we become involved in stockholder litigation regarding these potential conflicts, we might be required to devote significant resources and management time defending the company from these claims, which could adversely affect our results of operations.

If we cannot successfully and efficiently manufacture the compounds which make up our products and product candidates, our ability to sell products and conduct clinical trials will be impaired.

Our ability to supply the demand for our existing diagnostic products, as well as conduct pre-clinical and clinical research and development programs, depends, in part, on our ability, or that of our partners, to manufacture our proprietary compounds in accordance with FDA and other regulatory requirements. We have no experience in manufacturing these compounds in significant quantities, and we may not be able to do so in the quantities and with the degree of purity that is required. We currently rely on our manufacturing facilities in New Jersey, and the technical staff working there, for substantially all of our manufacturing needs. Any interruption in manufacturing at this site, whether by natural acts or otherwise, would significantly and adversely affect our operations, and delay our research and development programs. We have encountered manufacturing difficulties in the past, and it is likely that we will encounter similar difficulties in the future. In addition, we may also have difficulties from time to time obtaining the raw materials necessary in the manufacturing process.

We have recently begun to scale up our manufacturing facilities in anticipation of future needs, but our completion of this build-out is subject to a number of risks and uncertainties. If we are unsuccessful in expanding our own manufacturing facilities, or are otherwise unable to contract with a qualified third-party to manufacture these compounds on acceptable terms, our ability to complete pre-clinical and clinical testing and to supply commercial quantities of our products would be adversely affected. In addition, if our manufacturing facilities fail to comply with FDA and other regulatory requirements, we may be required to suspend manufacturing, perhaps for an extended period of time. This could have a material adverse effect on our financial condition and cash flow.

Our collaboration agreements may fail or be terminated unexpectedly, which could result in significant delays and substantial increases in the cost of our research, development and commercialization of our product candidates.

We are party to various arrangements with academic, governmental and corporate partners. The successful development and commercialization of the product candidates covered by these arrangements will depend upon the ability of these third parties to fully perform their contractual responsibilities. If any of these parties breaches or unexpectedly terminates their agreement with us, or otherwise fails to conduct their activities in a timely manner, the development or commercialization of our product candidates may be delayed. For example, the Center for Molecular Medicine and Immunology, a not-for-profit cancer research center of which Dr. David M. Goldenberg our Chairman and Chief Scientific Officer, is President and a Trustee, performs contracted pilot and pre-clinical trials in areas of importance to us, as well as basic research and pre-clinical evaluations in a number of areas of potential interest to us. If CMMI were to become unwilling or unable to provide these services on comparable terms, we would have to quickly make alternative arrangements with third parties, which could significantly delay and increase the expenses associated with these programs.

Our dependence upon third parties for the manufacture of proprietary compounds may have the effect of increasing our costs while also limiting our ability to develop and deliver these compounds on a timely basis. For example, if we contract  with a third  party for the  development  and  production  of  certain humanized antibodies and this party does not perform according to our expectations, our ability to complete the development and commercialization of these product candidates will be adversely affected. In addition, we currently rely on a single third party, SP Pharmaceuticals, to perform certain end-stage portions of the manufacturing process for our diagnostic imaging products, CEA-Scan and LeukoScan. We do not currently have the resources necessary to perform these processes, and if SP Pharmaceuticals were to become unwilling or unable to do so for any reason, we would be unable to deliver these products to customers until we entered into an agreement with another qualified manufacturer. This could cause substantial delays in customer deliveries and adversely affect our results of operations.

While we intend to continue to enter into additional collaborations and similar agreements as opportunities arise, we may not be able to negotiate these arrangements on favorable terms, if at all, and these relationships may not be successful.

Our future success will depend upon our ability to first obtain and then adequately protect our patent and other intellectual property rights, as well avoiding the infringement of the rights of others.

Our future success will be highly dependent upon our ability to first obtain and then defend the patent and other intellectual property rights necessary for the commercialization of our product candidates. We have filed numerous patent applications on the technologies and processes that we use in the United States and certain foreign countries. Although we have obtained a number of issued U.S. patents to date, the patent applications owned or licensed by us may not result in additional patents being issued. Moreover, these patents may not afford us the protection we need against competitors with similar technologies or products.

The successful development of diagnostic and therapeutic products frequently requires the application of multiple technologies which may be subject to the patent or other intellectual property rights of third parties. Although we believe it is likely we will need to license technologies and processes from third parties in the ordinary course of our business, we are not currently aware of any material conflict involving our technologies and processes with any valid patents or other intellectual property rights owned or licensed by others. In the event that a third party were to claim such a conflict existed, they could sue us for damages as well as seek to prevent us from commercializing our product candidates. It is possible that a third party could successfully claim that our products infringe on their intellectual property rights. Uncertainties resulting from the litigation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Any patent litigation or other proceeding, even if resolved in our favor, would require significant financial resources and management time. Some of our competitors may be able to sustain these costs more effectively than we can because of their substantially greater financial and managerial resources. If a patent litigation or other proceeding is resolved unfavorably to us, we may be enjoined from manufacturing or selling our products without a license from the other party, in addition to being held liable for significant damages. We may not be able to obtain any such license on commercially acceptable terms, if at all.

Our ability to continue to sell one of our existing products and successfully commercialize a number of our product candidates will suffer if we are unsuccessful in defending our European patents involving CEA antibodies.

We have been involved in patent litigation with F. Hoffmann-LaRoche since 1996 concerning the validity of our European patents covering the proprietary antibody we use in CEA-Scan, our cancer imaging product, and labetuzumab, our cancer therapy product candidate. These patents also cover the use of certain highly specific anti-CEA antibodies which we believe have a number of other therapeutic uses. We believe that Hoffman-LaRoche has infringed our patents, and they have responded by seeking to nullify the patents in question. If we are unsuccessful in these proceedings, our ability to execute our business plan could be materially and adversely affected.

If we are unable to keep our trade secrets confidential, our technologies and other proprietary information may be used by others to compete against us.

In addition to our reliance on patents, we attempt to protect our proprietary technologies and processes by relying on trade secret laws, nondisclosure and confidentiality agreements, and licensing arrangements with our employees and other persons who have access to our proprietary information. These agreements and arrangements may not provide meaningful protection for our proprietary technologies and processes in the event of unauthorized use or disclosure of such information. In addition, our competitors may independently develop substantially equivalent technologies and processes or otherwise gain access to our trade secrets or technology, either of which could materially and adversely affect our competitive position.

We face substantial competition in the biotechnology industry and may not be able to compete successfully against one or more of our competitors.

The biotechnology industry is highly competitive, particularly in the area of diagnostic and therapeutic oncology products. In recent years there have been extensive technological innovations achieved in short periods of time, and it is possible that future technological changes and discoveries by others could result in our products and product candidates quickly becoming uncompetitive or obsolete. A number of companies, including IDEC Pharmaceuticals, Genentech, Glaxo SmithKline, Ligand Pharmaceuticals, Millennium Pharmaceuticals, Nycomed Amersham, Protein Design Laboratories, Schering AG and Corixa Pharmaceuticals, are engaged in the development of diagnostic and therapeutic oncology products. Many of these companies have significantly greater financial, technical and marketing resources than we do. In addition, many of these companies have more established positions in the pharmaceutical industry and are therefore better equipped to develop, commercialize and market oncology products. Even some smaller competitors may obtain a significant competitive advantage over us if they are able to discover or otherwise acquire patentable inventions, form collaborative arrangements or merge with larger pharmaceutical companies.

We expect to face increasing competition from universities and other non-profit research organizations. These institutions carry out a significant amount of research and development in the field of antibody-based technologies, and they are increasingly aware of the commercial value of their findings. As a result, they are demanding greater patent and other proprietary rights, as well as licensing and future royalty revenues.

Our limited marketing and sales experience could impair our ability to successfully sell products.

We are currently relying, in substantial part, on our own limited sales and marketing staff to market our current diagnostic imaging products, CEA-Scan and LeukoScan. We currently have no marketing or sales experience for our therapeutic product candidates and will need to attract qualified sales and marketing professionals or identify out-licensing opportunities in order to commercialize any future therapeutic products. If we are unable to successfully build our sales force, our ability to sell products, as well as our financial condition and operating results, could be materially and adversely affected.

We could be temporarily unable to sell our diagnostic products if our agreements with distributors are unexpectedly terminated.

We currently do not have the internal resources necessary to develop and maintain the operating procedures required by the FDA and comparable foreign regulatory authorities to oversee distribution of our products. As a result, we have entered into arrangements with third parties to perform this function for the foreseeable future. If these agreements are unexpectedly terminated, we will be required to quickly enter into comparable arrangements with other qualified third parties, and we will be unable to distribute our products until an acceptable alternative is identified. If we were even only temporarily unable to distribute our products, our business could be materially and adversely affected.

We may never receive approval to sell LeukoScan in the United States.

We have not received approval from the FDA to sell our LeukoScan diagnostic imaging product in the United States, and it remains unclear if we will ever obtain such approval. In addition, the FDA could impose conditions on its approval which could significantly affect the commercial viability of the product. The FDA could also require us to undertake additional clinical studies or otherwise expend additional funds before granting approval, and we could determine not to pursue our application any further at that time. If we do not receive approval to market and sell LeukoScan in the United States, our results of operations and financial condition could be adversely affected.

In the event we are unable to continue to use fluids produced in mice for certain of our product candidates, we might need to make expensive and time consuming changes in our development programs.

CEA-Scan and certain of our other imaging agents are derived from the fluids produced in mice. Regulatory authorities, particularly in Europe, have expressed concerns about the use of these fluids for the production of monoclonal antibodies. These regulatory authorities may determine that our quality control procedures for these products are inadequate. While we are continuing our development efforts to produce certain of our monoclonal antibodies using alternative methods, this process constitutes a substantial production change, which in itself will require additional manufacturing equipment and new regulatory approvals. In the event we have to discontinue the use of mouse fluids, we may not have the resources at the time to acquire the necessary manufacturing equipment and expertise that we will need to make the changes in our development programs.

We may be liable for contamination or other harm caused by hazardous materials that we use in the operations of our business.

In addition to laws and regulations enforced by the FDA, we are also subject to regulation under various other foreign, Federal, state and local laws and regulations. Our research and development programs involve the controlled use of viruses, hazardous materials, chemicals and various radioactive compounds. The risk of accidental contamination or injury from these materials can never be completely eliminated, and if an accident occurs we could be held liable for any damages that result, which could exceed our available resources.

The nature of our business exposes us to significant liability claims, and our insurance coverage may not be adequate to cover any future claims.

The use of our compounds in clinical trials and any future sale exposes us to liability claims which could be substantial. These claims might be made directly by healthcare providers, medical personnel, patients, consumers, pharmaceutical companies and others selling or distributing our compounds. While we currently have product liability insurance that we consider adequate for our current needs, we may not be able to continue to obtain comparable insurance in the future at an acceptable cost, if at all. If for any reason we cannot maintain our existing or comparable liability insurance, our ability to clinically test and market products could be significantly impaired. Moreover, the amount and scope of our insurance coverage, as well as the indemnification arrangements with third parties upon which we rely, may be inadequate to protect us in the event of a successful product liability claim. Any successful claim in excess of our insurance coverage could materially and adversely affect our financial condition and operating results.

The loss of key employees could adversely affect our operations.

We are heavily dependent upon the talents of Dr. Goldenberg, our Chief Scientific Officer, Ms. Sullivan, our President and Chief Executive Officer, and certain other key personnel. If Dr. Goldenberg, Ms. Sullivan or any of our other key personnel were to unexpectedly leave our company, our business and results of operations could be materially and adversely affected. In addition, as our business grows we will need to continue to attract additional management and scientific personnel. Competition for qualified personnel in the biotechnology and pharmaceutical industries is intense, and we may not be successful in our recruitment efforts. If we are unable to attract, motivate and retain qualified professionals, our operations could be materially and adversely affected.

We are subject to certain covenants that place restrictions on the operation of our business.

We are subject to contractual covenants that provide that we may not enter into certain transactions without the prior consent of certain holders of our common stock. For example, we may not sell our business to an affiliate without such approval unless the sale is for consideration at least equal to (a) the fair market value of our company (as determined by our Board of Directors) in the event of a sale of assets or (b) the then current market price of our common stock in the event of a sale of stock. As a result of these covenants, we may be unable to sell the company under circumstances that you and other stockholders would otherwise approve.

Our ability to achieve significant revenues from the sale of our products will depend, in part, on the ability of healthcare providers to obtain adequate reimbursement from Medicare, Medicaid, private insurers and other health care payers.

The continuing efforts of government and insurance companies, health maintenance organizations and other payers of health care costs to contain or reduce costs of health care may adversely affect our future revenues and ability to achieve profitability. Our ability to successfully commercialize future products will depend, in significant part, on the extent to which health care providers can obtain appropriate reimbursement levels for the cost of our products and related treatment. Third-party payers are increasingly challenging the prices charged for diagnostic and therapeutic products and related services. Also, the trend towards managed health care in the United States and the concurrent growth of organizations such as HMOs, could control or significantly influence the purchase of health care services and products. In addition, legislative proposals to reform health care or reduce government insurance programs may result in lower prices or the actual inability of prospective customers to purchase our products. The cost containment measures that health care payers and providers are instituting and the effect of any health care reform could materially and adversely affect our ability to operate profitably. Furthermore, even if reimbursement is available, it may not be available at price levels sufficient for us to realize a positive return on our investment.

The general business climate is uncertain and we do not know how this will impact our business.

Over the past 18 months, there have been dramatic changes in economic conditions and the general business climate has been negatively impacted. Indices of the United States stock markets have fallen precipitously, and consumer confidence has waned. Accordingly, many economists theorize that the United States is in a recession. Compounding the general unease about the current business climate is the still unknown economic and political impact of the September 11, 2001 terrorist attacks and hostilities in Afghanistan. We are unable to predict how any of these factors may affect our business.

                        Risks Related to Our Common Stock

The market price of our stock is likely to continue to fluctuate widely based on a number of factors, many of which are beyond our control.

The market price of our common stock has been, and is likely to continue to be, highly volatile. Furthermore, the stock market generally and the market for stocks of relatively small biopharmaceutical companies like us, have from time to time experienced, and likely will again experience, significant price and volume fluctuations that are unrelated to actual operating performance.

From time to time, stock market analysts publish research reports or otherwise comment upon our business and future prospects. Due to a number of factors, we may fail to meet the expectations of securities analysts or investors and our stock price would likely decline as a result. These factors include:

o    announcements  by us, our partners or our competitors of clinical  results,
     technological   innovations,   product  sales,   new  products  or  product
     candidates;

o the formation or termination of our corporate alliances and distribution arrangements;

o developments or disputes concerning our patent or other proprietary rights, and the issuance of patents in our field of business to others;

o    government regulatory action;

o    period-to-period fluctuations in the results of our operations; and

o developments and market conditions for emerging growth companies and biopharmaceutical companies, in general.

In the past, following periods of volatility in the market prices of the securities of companies in our industry, securities class action litigation has often been instituted against those companies. If we face such litigation in the future, it would result in substantial costs and a diversion of management's attention and resources, which would negatively impact our business.

Our principal stockholder can significantly influence all matters requiring the approval by our stockholders.

As of March 31, 2002, Dr. Goldenberg, our Chairman and Chief Scientific Officer, controlled the right to vote approximately 17.5% of our common stock. As a result of this voting power, Dr. Goldenberg has the ability to significantly influence the outcome of substantially all matters that may be put to a vote of our stockholders, including the election of our directors.

A significant number of our shares are eligible for resale that may lower the market price of our common stock and impair our ability to raise new funds.

As of June 10, 2002, we had approximately 49,877,443 shares of common stock outstanding, 8,174,547 of which were held by our directors and executive officers. These shares may be resold within the limitations imposed by Rule 144 under the Securities Act. As of June 10, 2002, there were an additional 2,854,250 shares issuable upon the exercise of stock options, of which 1,400,125 were exercisable and 204,000 shares issuable upon the exercise of warrants. Sales of substantial amounts of shares of our common stock, or the mere prospect that those sales will occur, could cause the market price of our common stock to decline. Those sales might make it more difficult for us to sell equity and equity-related securities in the future at a time and price that we consider appropriate.

We have adopted anti-takeover provisions that may frustrate any unsolicited attempt to acquire our company or remove or replace our directors and executive officers.

Provisions of our certificate of incorporation, our by-laws and Delaware corporate law could make it more difficult for a third party to acquire control of our company in a transaction not approved by our Board of Directors. For example, we have adopted a stockholder rights plan that makes it more difficult for a third party to acquire control of our company without the support of our Board of Directors. In addition, our Board of Directors may issue up to ten million shares of preferred stock and determine the price, rights, preferences and privileges, including voting and conversion rights, of these shares without any further vote or action by our stockholders. The issuance of preferred stock could have the effect of delaying, deterring or preventing an unsolicited change in control of our company, or could impose various procedural and other requirements that could make it more difficult for holders of our common stock to effect certain corporate actions, including the replacement of incumbent directors and the completion of transactions opposed by the incumbent Board of Directors. The rights of the holders of our common stock would be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

We are also subject to Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a business combination with any "interested" stockholder (as defined in Section 203) for a period of three years from the date the person became an interested stockholder, unless certain conditions are met.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, and in the documents we incorporate by reference, that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Sometimes these statements contain words like "may," "believe," "expect," "continue," "intend," "anticipate," "plan," "seek" and "estimate" or other similar words. These statements could involve known and unknown risks, uncertainties and other factors that might significantly alter the actual results suggested by the statements. In other words, our performance might be quite different from what the forward-looking statements imply. The following factors, as well as those discussed above in this "Risk Factors" section and in the documents which we incorporate by reference, could cause our performance to differ from the implied results:

*    inherent   uncertainties   accompanying   the  marketing  of  CEA-Scan  and
     LeukoScan.

*    inherent uncertainties involving new product development and marketing.

*    inability  to  obtain  capital  for  continued   product   development  and
     commercialization.

*    actions of regulatory authorities concerning product approval.

* actions of government and private organizations concerning reimbursement of medical expenses.

*    impact of competitive products and pricing.

*    results of clinical trials.

*    loss of key employees.

*    changes in general economic and business conditions.

*    changes in industry trends.


We have no obligation to release publicly the result of any revisions to any of our "forward-looking statements" to reflect events or circumstances that occur after the date of this prospectus or to reflect the occurrence of other unanticipated events.


                                  OUR BUSINESS

                                    Overview

We are a biopharmaceutical company focused on the development, manufacture and marketing of monoclonal antibody-based products for the detection and treatment of cancer and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled form, or conjugated with radioactive isotopes, chemotherapeutics or toxins to create highly targeted delivery agents. Using these technologies, we have built a broad pipeline of diagnostic and therapeutic product candidates that utilize several different mechanisms of action. Our technologies are supported by an extensive portfolio of intellectual property that includes 74 issued patents and 3 allowed applications in the United States and 219 other patents issued worldwide.

Our most advanced therapeutic product candidate, epratuzumab, binds to the malignant cells that comprise non-Hodgkin's B-cell lymphoma and certain other lymphocytic leukemias. In December 2000, we granted a license to Amgen to further develop and commercialize epratuzumab in North America and Australia. We maintain rights to epratuzumab outside of this territory. Amgen is currently evaluating this compound in Phase II and Phase III clinical trials for the treatment of patients with non-Hodgkin's lymphoma. We are conducting clinical trials of the unlabeled and radiolabeled versions of this antibody, epratuzumab and epratuzumab-Y-90, as well as five other therapeutic product candidates.

Our proprietary technologies have also enabled us to develop highly specific diagnostic imaging agents, one of which, CEA-Scan, has already been approved in the United States and the European Union, and is being marketed for the detection of colorectal cancers. Our second diagnostic product, LeukoScan has been approved in Europe and is being marketed for the detection of bone infections. We have five additional diagnostic product candidates in preclinical or clinical development.

                            The Immunomedics Solution

In the course of developing our diagnostic imaging agents over a period of several years, we were able to establish core technical competencies in the areas of antibody modification and reengineering. As a result, today our portfolio of proprietary technologies is extremely versatile, permitting us to develop both diagnostic and therapeutic product candidates using the same monoclonal antibodies. Additionally, these technologies enable us to conjugate our antibodies with radioisotopes, chemotherapeutics and toxins with the objective of achieving even greater therapeutic efficacy and versatility.

                                  Our Strategy

Our objective is to become a leader in the development and out-licensing of monoclonal antibodies for the targeted diagnosis and treatment of cancer and other serious diseases. In order to accomplish this, we intend to continue to enhance our proprietary technology platform to allow us to further increase the efficacy of our current diagnostic and therapeutic product candidates. Using these same technologies, we also plan to develop and out-license a broad portfolio of new product candidates for a number of additional indications. In order to stay focused on our core competencies as we grow, we will continue to consider strategic alliances with well-qualified partners such as Amgen, but only when we believe the true value of our product candidates can be ascertained.

                                Product Pipeline

In addition to epratuzumab, we are evaluating a radiolabeled version of the same antibody, epratuzumab-Y-90, to target Non-Hodgkin's B-cell lymphoma. By delivering the radioactive isotope directly to the cancerous cells, we believe we can reduce the total exposure of the patient to radiation, ideally minimizing debilitating side effects. We are also evaluating epratuzumab as a therapeutic in certain autoimmune diseases. Another disease target we are focused on is the CEA antigen, which is abundant at the site of virtually all cancers of the colon and rectum, and is associated with many other solid tumors. We are developing an antibody, labetuzumab or "CEA-Cide," to target the CEA antigen. We are conducting studies of this antibody in both labeled and unlabeled forms. We believe that labetuzumab may be efficacious in the treatment of several cancers, including colorectal, breast and pancreatic cancers. In addition, we have five other therapeutic product candidates in preclinical development for the treatment of liver cancer, prostate cancer, malignant melanoma, multiple myeloma and myeloid leukemia. With the exception of the limited license granted to Amgen for epratuzumab, we have retained worldwide rights to all of our clinical and preclinical therapeutic candidates.

In addition to CEA-Scan and LeukoScan, our pipeline of diagnostic product candidates includes one compound in clinical development for the diagnosis of Non-Hodgkin's B-cell lymphomas, LymphoScan, and another compound in clinical development for the diagnosis of liver cancer, AFP-Scan. We have three additional product candidates in preclinical development for the imaging of prostate cancer, multiplemyeloma and malignant melanoma.

Finally, we are also developing new cancer therapeutic antibody technologies involving the selective delivery of therapeutic agents through pre-targeting in collaboration with IBC Pharmaceuticals, LLC.

                             Strategic Partnerships

In December 2000, we licensed to Amgen the right to further develop and commercialize epratuzumab in North America and Australia. In exchange for granting this license, we received an upfront payment of $18.0 million in February 2001 and are entitled to receive future milestone payment and royalties if the compound is successful. Amgen has assumed our ongoing Phase III clinical trial for epratuzumab in patients with low-grade, non-Hodgkin's lymphoma who have failed chemotherapy or Rituxan therapy. Amgen is also conducting a Phase II trial of epratuzumab used in concert with Rituxan for the treatment of similar non-Hodgkin's lymphoma patients. These two trials, together with several other trials now being planned, are part of our regulatory strategy to achieve regulatory approval and commercialization of this compound as quickly as possible. Amgen is also collaborating with us in the development of second-generation product candidates involving our epratuzumab antibody, that, if successful and commercialized, could result in additional milestone, royalty and sales bonus payments to us.

In March 1999, we  established  IBC  Pharmaceuticals,  LLC, a joint venture with
Beckman Coulter, Inc., to develop novel cancer radiotherapeutics using bi-specific antibodies for pre-targeting. Bi-specific antibodies are able to bind both a tumor antigen as well as a small molecule to which a radioisotope can be attached. The joint venture's first product candidate, PentaCEA, is currently in a Phase I/II clinical trial. On May 23, 2002, we acquired the 43% membership interest in IBC Pharmaceuticals, LLC that was held by Beckman Coulter pursuant to our Purchase and Sale Agreement with Beckman Coulter and Coulter Corporation, a subsidiary of Beckman Coulter, dated as of May 21, 2002. Our purpose for completing this transaction was to gain control of IBC Pharmaceuticals, LLC's development of targeted cancer therapeutics.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will pay all selling expenses, including without limitation, any underwriting discounts, selling commissions and brokers' fees, incurred in connection with the sale or other disposition of the shares covered by this prospectus. We will bear all costs and expenses incurred in effecting the registration of the shares covered by this prospectus, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of our counsel and our independent public accountants, fees and expenses (including counsel fees) incurred in connection with complying with state securities laws, transfer taxes, fees for transfer agents and registrars, and the NASDAQ National Market listing fees and related expenses.

                               SELLING STOCKHOLDER

Until May 23, 2002, our company and the selling stockholder were members of a joint venture, IBC Pharmaceuticals, LLC. In connection with the selling stockholder's sale of its membership interests in IBC Pharmaceuticals to us, 138,900 of the shares of common stock being offered herein were issued to the selling stockholder and 150,000 of the shares of common stock being offered herein underly a warrant that we issued to the selling stockholder.

The table below presents the following information: (1) the number of shares of common stock beneficially owned by the selling stockholder as of June 12, 2002;
(2) the number of shares that the selling stockholder is offering under this prospectus, and (3) the number of shares that the selling stockholder will beneficially own after the completion of this offering, assuming that the selling stockholder does not acquire any other shares of our common stock subsequent to June 12, 2002. The number of shares shown as being beneficially owned by the selling stockholder after the offering assumes that the selling stockholder has sold all the shares of our common stock which may be sold pursuant to this prospectus.

The number of shares beneficially owned by the selling stockholder is determined as of the date of this prospectus in accordance with Rule 13d-3 of the Securities Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other right. The selling stockholder has sole voting and investment power with respect to the shares shown as beneficially owned.


                                        Shares of Common Stock
                                         Beneficially Owned as                                 Shares of Common Stock
                                                  of              Shares of Common Stock      Beneficially Owned After
Selling Stockholder                         June 12, 2002              Being Offered                  the Offering
-------------------                         -------------              -------------                  ------------

Beckman Coulter, Inc................            288,900                   288,900                          -0-
4300 N. Harbor Boulevard
P.O. Box 3100
Fullerton, California 92834-3100


                              PLAN OF DISTRIBUTION

Manner of Sales; Broker-Dealer Compensation

The selling stockholder, or any successors in interest to the selling stockholder, may sell any shares of our common stock that it acquired pursuant to our Purchase and Sale Agreement with the selling stockholder and Coulter Corporation, a subsidiary of the selling stockholder, dated May 21, 2002, or that the selling stockholder may acquire upon exercise of the Warrant dated May 23, 2002. The sale of our common stock may be effected in one or more of the following methods:

*    ordinary brokers' transactions;

* transactions involving cross or block trades or otherwise on the NASDAQ National Market;

* purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

* "at the market" to or through market makers or into an existing market for our common stock;

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

* through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

*    in privately negotiated transactions;

* to cover short sales, except to the extent that they are restricted contractually from doing so; or

*    any combination of the foregoing.

The selling stockholder also may sell its shares in reliance upon Rule 144 under the Securities Act of 1933 at such times as it is eligible to do so.

We have been advised by the selling stockholder that it has not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling stockholder may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling stockholder will receive commissions or discounts from it in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of common stock acquired by it, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling stockholder hereunder. In addition, the selling stockholder may, from time to time, sell short our common stock. In these instances, this prospectus may be delivered in connection with these short sales.

From time to time, the selling stockholder may transfer, pledge, donate or assign shares of our common stock that it acquired to lenders or others and each of these persons will be considered a selling stockholder for purposes of this prospectus. The number of shares of our common stock beneficially owned by the selling stockholder will decrease as and when it transfers, pledges, donates or assigns shares of our common stock. The plan of distribution for our common stock by the selling stockholder set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered a selling stockholder hereunder.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder, including in connection with distributions of our common stock by these broker-dealers. The selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, who may then resell or otherwise transfer these shares. The selling stockholder also may loan or pledge our common stock to a broker-dealer and the broker-dealer may sell our common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

Filing of a Post-Effective Amendment In Certain Instances

If the selling stockholder notifies us that it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, we will file a post-effective amendment to the registration statement under the Securities Act of 1933. The post-effective amendment will disclose:

*    The name of each broker-dealer involved in the transaction.

*    The number of shares of common stock involved.

*    The price at which those shares of common stock were sold.

*    The   commissions   paid  or  discounts  or  concessions   allowed  to  the
     broker-dealer(s).

*    If   applicable,   that  these   broker-dealer(s)   did  not   conduct  any
     investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

*    Any other facts material to the transaction.

Certain Persons May Be Deemed to Be Underwriters

Any broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Regulation M

We have informed the selling stockholder that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of our common stock or any right to purchase our common stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholder will be re-offering and reselling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to our common stock.

Indemnification and Other Matters

We have agreed to pay all of the expenses incident to the registration, offering and sale of our common stock by the selling stockholder to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also have agreed to indemnify the selling stockholder and certain related persons against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification agreement is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

This offering will terminate on the date on which all shares offered hereby have been sold by the selling stockholder.

                                  LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will give its opinion on the validity of the common stock.

                                     EXPERTS

The consolidated financial statements of Immunomedics, Inc. and subsidiaries as of June 30, 2001 and 2000, and for each of the years in the three-year period ended June 30, 2001 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, our stock is listed for trading on the NASDAQ National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

o inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

o obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

o    obtain a copy from the SEC web site.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:

o Annual Report on Form 10-K for the year ended June 30, 2001, filed on September 28, 2002;

o Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 13, 2001;

o Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002;

o Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002;

o    Current  Report on Form 8-K for the March 1, 2002 event,  filed on March 4,
     2002;

o    Current  Report on Form 8-K for the March 4, 2002 event,  filed on March 8,
     2002;

o    Current  Report on Form 8-K for the May 23,  2002  event,  filed on May 28,
     2002;

o Current Report on Form 8-K/A for the March 1, 2002 event, filed on May 31, 2002; and

o The description of the common stock contained in our Registration Statement on Form 8-A filed on May 7, 1984.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (973) 605-8200 or via email at investor@immunomedics.com.

     To the extent that any statements contained in a document incorporated by reference are modified or superceded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superceded.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supercedes such statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the shares offered herein:

SEC registration fee..........................................       $   185
Legal fees and expenses.......................................        10,000
Accounting fees and expenses..................................         5,000

                Total.........................................       $15,185
                =====                                                 ======


Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

The Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws also provide that the Company may indemnify its directors, officers and legal representatives to the fullest extent permitted by Delaware law against all awards and expenses (including attorneys' fees).

Item 16.   Exhibits.

Exhibit No. Description

    4.1 - Registration Rights Agreement by and between the Registrant and Beckman Coulter, Inc., dated as of May 21, 2002

    4.2 - Warrant For the Purchase of Shares of Common Stock of the Registrant, dated as of May 23, 2002

    5.1  -  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

    23.1 -  Consent of KPMG LLP

    23.2 - Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in its opinion filed as Exhibit 5.1).

    24.1 -  Power of Attorney (included on signature page).

Item 17.  Undertakings.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on the 12th day of June, 2002.

                        IMMUNOMEDICS, INC.

                        By:/S/ CYNTHIA L. SULLIVAN
                           -----------------------------------------------------
                        Name: Cynthia L. Sullivan
                        Title:   President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

     The Registrant and each person whose signature appears below constitutes and appoints Cynthia L. Sullivan, Gerard G. Gorman and Joseph E. Mullaney III and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file
(i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                            Title                        Date
     ---------                            -----                        ----
                           President, Chief Executive Officer and
/S/ CYNTHIA L. SULLIVAN    Director (Principal Executive Officer)  June 12, 2002
-----------------------
Cynthia L. Sullivan

                           Chief Financial Officer (Principal
/S/ GERARD G. GORMAN       Financial and Accounting Officer)       June 12, 2002
--------------------
Gerard G. Gorman

/S/ DAVID M. GOLDENBERG                   Chairman                 June 12, 2002
-----------------------
David M. Goldenberg

/S/ MARVIN E. JAFFE                       Director                 June 12, 2002
-------------------
Marvin E. Jaffe

/S/ RICHARD R. PIVIROTTO                  Director                 June 12, 2002
------------------------
Richard R. Pivirotto

/S/ MORTON COLEMAN                        Director                 June 12, 2002
------------------
Morton Coleman

/S/ MARY PAETZOLD                         Director                 June 12, 2002
-----------------
Mary Paetzold

                                  Exhibit 4.1
                                                                  EXECUTION COPY





                          REGISTRATION RIGHTS AGREEMENT


     Registration Rights Agreement (the "Agreement") dated as of the 21st day of May, 2002 is entered into by and between Immunomedics, Inc., a Delaware corporation (the "Company"), and Beckman Coulter, Inc. a Delaware corporation (the "Investor").

     WHEREAS, the Company is issuing to the Investor 138,900 shares (the "Initial Shares") of its common stock, par value $0.01 per share (the "Common Stock"), as well as a warrant to purchase an additional 150,000 shares of Common Stock, pursuant to that certain Purchase and Sale Agreement of even date herewith by and among the Company, the Investor and Coulter Corporation, a Delaware corporation and subsidiary of the Investor (the "Purchase Agreement"); and

     WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Purchase Agreement is the execution and delivery of this Agreement to provide for registration rights for the shares of Common Stock acquired by the Investor as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Certain  Definitions.  As used in this Agreement,  the following
                --------------------
terms shall have the following respective meanings:

     "affiliate" means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Person" means any  individual,  corporation,  limited  liability  company,
partnership,   joint  venture,  trust,  or  unincorporated  organization,  or  a government or any agency or political subdivision thereof.

     "Registrable Shares" means: the (i) Initial Shares; (ii) shares of Common Stock issuable upon exercise of the Warrant; and (iii) any shares of capital stock issued or issuable with respect to the foregoing as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Shares, such Registrable Shares shall immediately cease to be Registrable Shares when: (i) they have been disposed of pursuant to the Registration Statement; (ii) they have been distributed pursuant to Rule 144; (iii) they are eligible for distribution pursuant to Rule 144(k); or (iv) such time as all (but not less than all) of such Registrable Shares are eligible for distribution at one time pursuant to Rule 144 without violation of the applicable volume, time or manner of sale limitations.

     "Registration  Statement"  shall have the meaning  ascribed to such term in
Section 2 hereof.

     "Rule 144" means Rule 144 promulgated under the Securities Act or any similar or successor rule.

     "Rule 415" means Rule 415 promulgated under the Securities Act or any similar or successor rule.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Warrant" shall have the meaning ascribed to such term in the Purchase Agreement.

     Section 2. Required Registration.
                ---------------------
     (a) As soon as practicable after the date hereof, and in no event later than June 7, 2002, the Company shall:

          (i) prepare and file with the Commission a registration statement on Form S-3 covering the Registrable Shares (as the same may be amended from time to time, the "Registration Statement"), and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, and in no event later than July 30, 2002;

          (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in Section 3 hereof and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered thereby;

          (iii) furnish to the Investor such number of copies of the Registration Statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as the Investor may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares covered by the Registration Statement;

          (iv) register or qualify the Registrable Shares under the securities or "blue sky" laws of such jurisdictions as the Investor may reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

          (v) cause the Registrable Shares to be approved for quotation on the Nasdaq National Market (or such other principal securities exchange or automated interdealer system on which the same type of securities of the Company are then listed or traded), by the date of first sale of Registrable Shares pursuant to the Registration Statement;

          (vi) comply with all applicable rules and regulations under the Securities Act and Exchange Act and the principal securities exchange or automated interdealer system on which the same type of securities of the Company are then listed or traded;

          (vii) notify the Investor promptly, and confirm such notice in writing: (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective by the Commission; (B) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purposes; and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (viii) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment;

          (ix) at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, immediately notify the Investor of the occurrence of any event of which the Company has knowledge as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or otherwise necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly prepare, file with the Commission and furnish to the Investor a reasonable number of copies of a supplement or post-effective amendment to the Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to prospective purchasers of the Registrable Shares being sold thereunder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or otherwise necessary to make the statements therein, in light of the circumstances then existing, not misleading; and

          (x) cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend)
     representing the Registrable Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

     (b) Except as set forth in Section 3, the period of distribution of Registrable Shares shall be deemed to extend until all such Registrable Shares are sold, provided that Rule 415 or any successor or similar rule promulgated under the Securities Act, permits an offering on a continuous or delayed basis. In the event that Form S-3 is not available for any registration of Registrable Shares hereunder, the Company shall (i) register the sale of the Registrable Shares on another appropriate form and (ii) undertake to register the Registrable Shares on Form S-3 as soon as the use of such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the Commission.

     Section 3. Expiration of Obligations.  Notwithstanding  any other provision
                -------------------------
of this Agreement, the obligation of the Company to maintain the effectiveness of the Registration Statement shall expire on the 90th day following the expiration of the Warrant, or on such earlier date as there are no Registrable Shares then outstanding or issuable upon exercise of the Warrant.

     Section 4. Indemnification; Procedures.
                ---------------------------
     (a) The Company shall, to the maximum extent permitted by law, indemnify and hold harmless the Investor and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Investor and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any filing with any state or federal securities commission or agency or any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Shares were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof),
(ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Shares under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"),
(iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Shares in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification; provided, however, that the Company shall not be liable in any such case (i) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Investor or any such controlling Person in writing specifically for use in such registration statement or prospectus, or (ii) in the case of a sale directly by the Investor, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus timely provided to the Investor, and the Investor failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

     (b) The Investor shall indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus or other document incident to such registration (including, without limitation, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application, which statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with the preparation of the Registration Statement or any prospectus, amendment or supplement thereto; provided that the Investor shall not be liable under this indemnity for an amount in excess of the proceeds received by the Investor from the sale of the Registrable Shares pursuant to the Registration Statement giving rise to such indemnification obligation.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action, and the indemnification agreements contained in Sections 4(a) and 4(b) shall not apply to any settlement entered into in violation of this sentence. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) The indemnities and obligations provided in this Section 4 shall survive the completion of the offering of Registrable Shares and the transfer of any Registrable Shares by the Investor.

     Section 5. Rule 144 Reporting.  Until the expiration of the time period set
                ------------------
forth in Section 3, or such earlier time as there are no Registrable Shares outstanding or issuable pursuant to the Warrant, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to the Investor upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other information, reports and documents filed by the Company with the Commission as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any Registrable Shares without registration.

     Section 6. Expenses.
                --------
     (a) The Company shall bear all costs and expenses of registration, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, transfer taxes, fees of transfer agents and registrars, and Nasdaq National Market listing fees and related expenses.

     (b) All selling expenses including, without limitation, underwriting discounts, selling commissions and brokers' fees, incurred in connection with the sale or other disposition of the Registrable Shares shall be borne by the Investor.

     Section 7. Black-Out  Periods.  The Company shall be entitled to suspend or
                ------------------
withdraw the Registration Statement for a period (each a "Black-Out Period") not to exceed sixty (60) consecutive days and one hundred twenty (120) days in the aggregate during any two-year period, at any time and from time to time when the Company, in its good faith judgment based upon the advice of counsel, determines that:

     (a) the continued offering of Registrable Shares could be considered detrimental to the Company and its stockholders because it could materially and adversely affect: (i) a pending public offering of the Company's securities;
(ii) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction involving the Company; (iii) negotiations, discussions or proposals with respect to any of the foregoing transactions; or (iv) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

     (b) that the failure to disclose any material information with respect to the foregoing would be reasonably likely to result in a violation of the Securities Act or the Exchange Act.

     Immediately upon the completion of a Black-Out Period, or such earlier date as the Company may determine in good faith the risk of detriment to the Company has declined such that sales of Registrable Shares may continue, it shall notify the Investor and take all steps reasonably necessary to permit the Investor to resume sales under the Registration Statement. The time period regarding the effectiveness of the Registration Statement set forth in Section 3 shall be extended by the number of days during the period from and including the date of the giving of notice of a Black-Out Period up to and including the date when the Investor shall have been able to resume sales under the Registration Statement.

     Section 8. Conditions to Continued Registration  Obligations.  The Investor
                -------------------------------------------------
shall comply with any conditions reasonably requested by the Company in order to comply with all applicable federal and state laws, including, without limitation:

     (a) compliance with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of the Exchange Act and any rules issued promulgated thereunder by the Commission, and to furnish to the Company information about sales made in such offering;

     (b) an immediate cessation of sales under the Registration Statement upon receipt by the Investor of notice from the Company described in Section 2(a)(ix) in order to permit the Company to correct or update the Registration Statement or prospectus; and

     (c) a limitation on the daily sale of Registrable Shares pursuant to the Registration Statement by the Investor to an amount equal to 1/5th of the average daily trading volume of the Common Stock on the Nasdaq National Market for the preceding 30 calendar days.

         Section 9. Miscellaneous.
                    -------------
     (a) No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     (b) The terms and provisions of this Agreement may be modified or amended, and this Agreement may be terminated, only by written agreement executed by both of the parties hereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given, and shall not constitute a continuing waiver or consent.

     (c) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Company:

                  Ms. Cynthia L. Sullivan
                  President and Chief Executive Officer
                  Immunomedics, Inc.
                  300 American Road
                  Morris Plains, NJ  07950
                  Facsimile:  (973) 605-8282

         With a copy to:

                  Joseph E. Mullaney III, Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA  02111
                  Facsimile:  (617) 542-2241

         If to the Investor:

                  Beckman Coulter, Inc.
                  4300 N. Harbor Boulevard
                  P.O. Box 3100
                  Fullerton, California 92834-3100
                  Attention:  Jack Sorokin
                  Facsimile:  (714) 773-7936

         With a copy to:

                  Greg Pettigrew, Esq.
                  Latham & Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, California  90071
                  Facsimile:  (213) 891-8763

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     (d) This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and assigns. Neither this Agreement, nor any right hereunder, may be assigned by either of the parties hereto without the prior written consent of the other, except that the Investor may assign all or a part of its rights and obligations under this Agreement to any parent, subsidiary or affiliate of Beckman Coulter, Inc. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (e) This Agreement, the Warrant and the Purchase Agreement together constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings concerning the subject matter hereof.

     (f) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     (g) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be adequate in such event. It is accordingly agreed that such parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     (h) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

     (i) This Agreement may be executed in one or more counterparts, facsimile or otherwise, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of this Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement among the parties hereto.



                     [SIGNATURE PAGE IMMEDIATELY FOLLOWING]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                          IMMUNOMEDICS, INC.

                                          By:  /s/ Cynthia L. Sullivan
                                          ----------------------------
                                          Cynthia L. Sullivan


                                          BECKMAN COULTER, INC.

                                          By:  /s/ Paul Glyer
                                          ----------------------------
                                          Paul Glyer

                                  Exhibit 4.2
                                                                  EXECUTION COPY


                                                                For the Purchase
                                                            of 150,000 shares of
No. W-1                                                             Common Stock


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                               IMMUNOMEDICS, INC.
                            (A Delaware Corporation)

          VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON MAY 23, 2007


     Immunomedics, Inc., a Delaware corporation (the "Company"), hereby certifies that Beckman Coulter, Inc., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or before the earlier of (i) May 23, 2007, at not later than 5:00 p.m. eastern standard time, and (ii) the termination of this Warrant as provided in Section 9 below, 150,000 shares of common stock of the Company, $0.01 par value (the "Common Stock"), at an initial purchase price of $65.00 per share. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, as each may be adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

     1. Exercise.
        --------
     (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
Exhibit I duly executed by the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

     (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of shares of Warrant Stock as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Stock being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock (as defined below) as of the Exercise Date (as defined in subsection 1(c) below) over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of shares of Warrant Stock purchasable pursuant to this method, then the number of shares of Warrant Stock so purchasable shall be equal to the total number of shares of Warrant Stock, minus the product obtained by multiplying (x) the total number of shares of Warrant Stock by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

          (i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

          (ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including, without limitation, a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a duly authorized representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

     (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

     (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense shall cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of full shares of Warrant Stock to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated as of the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.


     2. Adjustments.
        -----------
     (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price pursuant to this Section 2(a), the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Registered Holder had held the number of shares of Common stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     (c) In the event of a Change of Control of the Company (as defined below) during the term of this Warrant, the Purchase Price shall be reset as follows:

          (i) if the Change of Control occurs on or before May 23, 2003, then the Purchase Price shall be adjusted to $18.00 per share:

          (ii) if the Change of Control occurs after May 23, 2003 but on or before May 23, 2004, then the Purchase Price shall be adjusted to $22.50 per share;

          (iii) if the Change of Control occurs after May 23, 2004 but on or before May 23, 2005, then the Purchase Price shall be adjusted to $27.00 per share;

          (iv) if the Change of Control occurs after May 23, 2005 but on or before May 23, 2006, then the Purchase Price shall be adjusted to $31.50 per share; and

          (v) if the Change of Control occurs after May 23, 2006 but on or before May 23, 2007, then the Purchase Price shall be adjusted to $36.00 per share.

     For purposes of this Agreement, a "Change of Control" shall mean (i) the consummation of any merger, consolidation, share exchange, business combination, sale of shares of capital stock (including, without limitation, pursuant to a tender offer) or similar transaction or series of transactions as a result of which any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any of its affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange
Act), of more than fifty percent (50.0%) of the voting power of all voting securities of the Company then outstanding, (ii) the adoption of the Company of a plan of liquidation or dissolution, or (iii) the sale, lease or other disposition by the Company of all or substantially all of its assets, in one transaction or series of transactions, to any person or entity other than a wholly owned subsidiary of the Company.

     (d) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a), (b) or (c) above.

     3. Fractional  Shares.  The Company shall not be required upon the exercise
        ------------------
of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Warrant Stock as reported by the Nasdaq National Market (or such other exchange as the Warrant Stock may then be traded or listed) on the trading day immediately prior to the date of exercise.

     4. Limitation on Sales, etc. Each holder of this Warrant  acknowledges that
        ------------------------
this Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Notwithstanding the foregoing, the Registered Holder may at any time transfer this Warrant to any parent, subsidiary or affiliate of Beckman Coulter, Inc.

     5.  Liquidating  Dividends.  If the  Company  pays a  dividend  or  makes a
         ----------------------
distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if it had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

     6. Notices of Record Date, etc. In the event:
        ---------------------------
     (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

     (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company,

     (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (d) of a Change of Control,

then, and in each such case, the Company shall mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or Change of Control is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

     7.  Reservation  of Stock.  The Company will at all times  reserve and keep
         ---------------------
available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     8.   Replacement   of  Warrants.   Upon  receipt  of  evidence   reasonably
          --------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     9. Termination In Certain Events. In the event of a Change of Control, this
        -----------------------------
Warrant shall terminate at the time such Change of Control is consummated (the "Effective Time") and become null and void thereafter, provided, however, that if this Warrant shall not have otherwise terminated or expired, the Registered Holder shall have the right until 5:00 p.m. Eastern time on the day immediately prior to the Effective Time to exercise its rights hereunder to the extent not previously exercised, at the adjusted Purchase Price set forth in Section 2(c) applicable upon consummation of such Change of Control, such exercise to be subject to the consummation of such Change of Control.

     10. Transfers, etc.
         --------------
     (a) Without the prior written consent of the Company, this Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder. Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process; provided, however, that this Warrant may at any time be assigned to any parent, subsidiary or affiliate of Beckman Coulter, Inc. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Paragraph, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

     (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     11.  Mailing of Notices,  etc.  All notices,  requests,  consents and other
          ------------------------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Company:

                  Ms. Cynthia L. Sullivan
                  President and Chief Executive Officer
                  Immunomedics, Inc.
                  300 American Road
                  Morris Plains, NJ  07950
                  Facsimile:  (973) 605-8282

         With a copy to:

                  Joseph E. Mullaney III, Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA  02111
                  Facsimile:  (617) 542-2241

         If to the Registered Holder:

                  Beckman Coulter, Inc.
                  4300 N. Harbor Boulevard
                  P.O. Box 3100
                  Fullerton, California 92834-3100
                  Attention:  Jack Sorokin
                  Facsimile:  (714) 773-7936

         With a copy to:

                  Greg Pettigrew, Esq.
                  Latham & Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, California 90071
                  Facsimile: (213) 891-8763

     All notices, requests, consents and other communications hereunder shall be deemed to have been delivered (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     12. No Rights as  Stockholder.  Until the  exercise  of this  Warrant,  the
         -------------------------
Registered Holder of this. Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     13. No Impairment.  The Company shall not, by amendment of its  Certificate
         -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Warrant Stock above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock on the exercise of this Warrant.

     14.  Change or Waiver.  Any term of this  Warrant  may be changed or waived
          ----------------
only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     15.  Headings.  The  headings in this Warrant are for purposes of reference
          --------
only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16.  Governing  Law.  This  Warrant  will be governed by and  construed  in
          --------------
accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

     17.  Severability.  In the event that any court of  competent  jurisdiction
          ------------
shall finally determine that any provision, or any portion thereof, contained in this Warrant shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Warrant shall nevertheless remain in full force and effect.

     18. Specific Enforcement. The Company and the Registered Holder acknowledge
         --------------------
and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be adequate. It is accordingly agreed that such parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.


                                          IMMUNOMEDICS, INC.

                                          By:  /s/ Cynthia L. Sullivan
                                          ----------------------------
                                          Cynthia L. Sullivan

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:      Immunomedics, Inc.
         300 American Road
         Morris Plains, NJ  07950
         Facsimile:  (973) 605-8282

                                                       Dated:  _________________
Ladies and Gentlemen:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 1), hereby irrevocably elects to purchase (check applicable box):

     [ ] _____ shares of the Common Stock of the Company ("Shares") covered by such Warrant; or

     [ ] the maximum number of Shares covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1(b).

     The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $____________. Such payment takes the form of (check applicable box or boxes):

     [    ] $_________ in lawful money of the United States; and/or

     [ ] the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

     [ ] the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1(b), to exercise this Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).


     The undersigned understands that the reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

     The undersigned represents and warrants that: (a) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Shares; (b) it has had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to its satisfaction; (c) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (d) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

     The undersigned understands that unless the Shares have been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares have been registered under applicable federal and state securities laws or an exemption from such registration is available.

     The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of legal counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. Until such time, the undersigned consents to (i) the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock, and (ii) the placing of a legend on its certificate for the Common Stock stating substantially as follows:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred by any person except pursuant to an effective registration statement for the shares under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements."

     Capitalized terms used herein without definition shall have the meanings set forth in the Warrant.


                                                    ____________________________



                                                    Dated: _____________________

                                  Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 fax




                                  June 12, 2002

Immunomedics, Inc.
300 American Road
Morris Plains, New Jersey 07950

Ladies and Gentlemen:

     We have acted as counsel to Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 288,900 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), which may be sold by Beckman Coulter, Inc., a Delaware corporation ("Beckman Coulter"). Of these Shares, 138,900 Shares were issued to Beckman Coulter pursuant that certain Purchase and Sale Agreement by and among the Company, Coulter Corporation and Beckman Coulter, dated as of May 21, 2002 (the "Purchase Agreement"), and 150,000 Shares are issuable upon the exercise of a certain Warrant for the Purchase of Shares of Common Stock of the Company, dated May 23, 2002, issued to Beckman Coulter pursuant to the Purchase Agreement (the "Warrant").

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that, when sold by Beckman Coulter pursuant to the Registration Statement (including any Prospectus Supplement relating thereto), and with respect to the Shares underlying the Warrant, when the Warrant has been duly exercised and the underlying Shares are issued in accordance with the terms of the Warrant, the Shares will be validly issued, fully paid and non-assessable.



                  Boston New York Reston Washington New Haven

Immunomedics, Inc.
June 12, 2002
Page 2

     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                               /s/ Mintz, Levin, Cohn, Ferris,
                                   Glovsky and Popeo, P.C.
                               -------------------------------
                               Mintz, Levin, Cohn, Ferris,
                               Glovsky and Popeo, P.C.

                                  Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Immunomedics, Inc.:

We consent to the use of our report dated August 8, 2001, with respect to the consolidated balance sheets of Immunomedics, Inc. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG LLP
                                               ------------
                                               KPMG LLP

Short Hills, New Jersey
June 12, 2002